UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	NEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2023, NewMarket Corporation, a Virginia corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Coyote Ultimate Holdings, LLC, a Delaware limited liability company (“Coyote”), and AMPAC Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), to acquire from Coyote all issued and outstanding ownership units of Holdings, the ultimate parent company of American Pacific Corporation (“AMPAC”), for approximately $700 million, subject to a purchase price adjustment for customary items, including working capital, cash, debt and transaction expenses (the “Acquisition”).

The Acquisition is expected to close during the first quarter of 2024. Closing is conditioned upon the satisfaction or waiver of customary closing conditions under the Purchase Agreement, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement contains customary representations, warranties and covenants of the parties, including covenants concerning the conduct of business by AMPAC prior to closing. The Purchase Agreement does not contain a financing contingency as the Company expects to finance the Acquisition with available cash and borrowings under its revolving credit facility. The Purchase Agreement and the Acquisition have been approved by the Company’s board of directors and do not require the approval of the Company’s shareholders.

The representations, warranties and covenants included in the Purchase Agreement were made solely for purposes of the agreement as of the dates stated therein and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement, including exceptions set forth on confidential disclosure schedules. Accordingly, the Company’s shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of related facts or circumstances, and should bear in mind that such representations, warranties and covenants were made solely for the benefit of the parties to the Purchase Agreement, were negotiated for purposes of allocating contractual risk among such parties and may be subject to contractual standards of materiality that differ from those generally applicable to shareholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date hereof and any such subsequent information may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On December 4, 2023, the Company issued a press release announcing the Acquisition. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

***

Caution Regarding Forward-Looking Statements

Some of the information contained in this report constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, a failure to obtain timely clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or a failure by one or more parties to satisfy any other applicable conditions to closing the Acquisition, as well as the other factors detailed from time to time in the reports that the Company files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by the Company in this report speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this report after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this report, or elsewhere, might not occur.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1*	Securities Purchase Agreement by and among Coyote Ultimate Holdings, LLC, AMPAC Intermediate Holdings, LLC and NewMarket Corporation, dated December 1, 2023.**

Exhibit 99.1*	Press Release, dated December 4, 2023.

Exhibit 104	Cover Page Interactive Data File (Embedded within the inline XBRL document)

*	Filed herewith.
**	The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023

NEWMARKET CORPORATION

By:	/s/ William J. Skrobacz
Name:	William J. Skrobacz
Title:	Vice President and Chief Financial Officer